Exhibit 10.15

Michael Wyand

Dear Michael;

Thank you for your very important contributions to EPIRUS in 2013.

Your new salary for 2014 is $300,000 effective as of April 16, 2014.

Your new 2014 bonus eligibility is 35%.

We look forward to your contributions in 2014 and value you as a member of the EPIRUS team.

Sincerely,

/s/ Amit Munshi
Amit Munshi
Chief Executive Officer